EXHIBIT 10.1


     THIS AGREEMENT, made this 1st day of June, 1998, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY, a national banking association, ("the Bank"), and T. ALLEN LILES ("the Employee").

     WHEREAS, the Bank values the ability of the Employee as an important member of management and recognizes that his future services are vital to its continued growth and profits and that the loss of his services would result in substantial cost in the efficient and effective operation of the Bank; and,

     WHEREAS, the Bank in order to retain the services of the Employee is willing to provide retirement benefits and/or death benefits for his designated beneficiary as set out below;

         NOW THEREFORE, it is mutually agreed that:

     1. If the Employee dies while employed by the Bank prior to Retirement (as hereinafter defined), the Bank shall pay the annual sum of $25,000, payable in annual installments, for a period of ten years, to such individual or individuals as the Employee shall have designated in writing filed with the Bank or, in the absence of such designation, to the estate of the Employee. The first payment shall be made not later than three months following the Employee's date of death.

     2. In the event the Employee terminates employment because of the total disability of the Employee, and such disability continues until the death of the Employee or the Employee attains the age of 62 years, whichever occurs first, the Employee shall be entitled to receive from the Bank the annual sum of $25,000, payable in annual installments beginning not later than three months following the Employee's date of death or the date the Employee attains the age of 62 years, whichever occurs first, for a period of ten years. If the Employee should die during the said ten year period, the installments shall continue to be payable until the expiration of said ten year period to such individual or individuals as the Employee shall have designated in writing filed with the Bank or, in the absence of such designation, to the estate of the Employee.

     3. Upon Retirement, the Employee shall be entitled to receive from the Bank the annual sum of $25,000, payable in annual installments beginning not later than three months after retirement, for a period of ten years. If the Employee should die during said ten year period, the installments shall continue to be payable until the expiration of said ten year period to such individual or individuals as the Employee shall have designated in writing filed with the Bank or, in the absence of such designation, to the estate of the Employee.

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     4. In the event,  following a Change in Control (as  hereinafter  defined),
(a) the Employee terminates employment following a Change in Control or (b) the Bank terminates the Employee's employment for other than Proper Cause (as hereinafter defined), the Employee shall be entitled to receive from the Bank the annual sum of $25,000, payable in annual installments beginning not later than three months following the Employee's date of death or the date the Employee attains the age of 62 years, whichever occurs first, for a period of ten years. If the Employee should die during the said ten year period, the installments shall continue to be payable until the expiration of said ten year period to such individual or individuals as the Employee shall have designated in writing filed with the Bank or, in the absence of such designation, to the estate of the Employee.

     5. During the period of disability and/or during the ten year period the Employee is receiving payments under this Agreement, the Employee will not become associated with, or engage in, or render service to any other business competitive to the business of the Bank within a fifty-mile radius of any office of the Bank.

     6. If the Employee shall fail to substantially perform all of the terms and conditions of this Agreement to be performed by him, or if other than following Change in Control he voluntarily leaves the employ of the Bank prior to retirement, or if prior to retirement he is discharged for Proper Cause, then all subsequent compensation required to be paid by the Bank to him or any designated beneficiary, or the remainder thereof, as the case may be, shall be forfeited.

     7. If any benefits become payable under this Agreement, the Employee (or designated beneficiary in the case of the Employee's death) shall file a claim for benefits by notifying the Bank orally or in writing. If the claim is wholly or partially denied, the Bank shall provide a written notice within 90 days specifying the reason for the denial, the provisions of the Agreement on which the denial is based, and additional material or information necessary to receive benefits, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

     If a claim is denied and a review is desired, the Employee (or designated beneficiary in the case of the Employee's death) shall notify the Bank in writing within 60 days. In requesting a review, the Employee or beneficiary may submit any written issues and comments he feels are appropriate. The Bank shall then review the claim and provide a written decision within 60 days. This decision shall state the specific reasons for the decision and shall include references to specific provisions on which the decision is based.

     8. Neither the Employee nor any designated beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder.

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     9. Any  payments  under  this  Agreement  shall be  independent  of, and in addition to, those under any other plan, program or agreement which may be in effect between the parties hereto, or any other compensation payable to the Employee or the Employee's designated beneficiary by the Bank. This Agreement shall not be construed as a contract of employment nor does it restrict the right of the Bank to discharge the Employee for Proper Cause or the right of the Employee to terminate employment.

     The Bank shall be under no obligation whatever to purchase or maintain any contract, policy or other asset to provide the benefits under this Agreement. Further, any contract, policy or other asset which the Bank may utilize to assure itself of the funds to provide the benefits hereunder shall not serve in any way as security to the Employee for the Bank's performance under this Agreement. The rights accruing to the Employee or any beneficiary hereunder shall be solely those of an unsecured creditor of the Bank.

     10. "Change in Control" means if: (a) after the date hereof, any person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes, directly or indirectly, the beneficial owner of shares of American National Bankshares Inc. ("Bankshares") having 30% or more of the combined voting power of the then outstanding shares of Bankshares that may be cast for the election of the Bankshares' directors (other than as a result of an issuance of securities initiated by Bankshares or a tender offer or open market purchases approved by the Board of Directors of Bankshares ("the Board"), as long as the majority of the Board approving the purchases are directors at the time the purchases are made); or (b) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these transactions, the persons who were directors of Bankshares before any such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last of such transactions.

     11. "Retirement" means the Employee's retirement from the Bank upon attaining at least 62 years of age or such earlier date as may be mutually agreed upon by the Employee and the Bank.

     12. "Proper Cause" means:

         (a) conviction of the Employee for a felony or misdemeanor involving moral turpitude;

         (b) failure or refusal by the Employee to faithfully or diligently perform the duties reasonably required by the Bank; or

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         (c) any act by the Employee which, under Federal law or regulation, disqualifies the Employee from serving as an officer of the Bank.

     13. The laws of the Commonwealth of Virginia shall govern this Agreement.

     14. This Agreement may not be altered, amended or revoked except by a written agreement signed by the Bank and Employee.

     15. This Agreement shall be binding upon and shall inure to the benefit of any successor entity of the Bank.

     16. Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                            AMERICAN NATIONAL BANK
                                            AND TRUST COMPANY



                                       BY:  /s/Charles H. Majors
                                          ----------------------------------
                                       TITLE:  President
                                             -------------------------------


                                       /s/T. Allen Liles
                                       -------------------------------------
                                       T. ALLEN LILES